Exhibit 10.6
TENNECO INC.
2006 LONG-TERM INCENTIVE PLAN
(As Amended and Restated Effective November 5, 2020)

ARTICLE 1
GENERAL
1.1.History, Purpose and Effective Date. The Tenneco Inc. 2006 Long-Term Incentive Plan (the “Plan”) was established by Tenneco Inc. (the “Company”) to: (a) promote the long-term success of the Company and its Subsidiaries (as defined herein); (b) attract and retain persons eligible to participate in the Plan; (c) motivate Participants (as defined herein), by means of appropriate incentives, to achieve long-range goals; (d) provide incentive compensation opportunities that are competitive with those of other similar companies; (e) further identify Participants’ interests with those of the Company’s other stockholders through compensation that is based on the Company’s common stock; and (f) thereby promote the growth in value of the Company’s equity and enhancement of long-term stockholder return. The Plan has been amended from time to time and the following provisions constitute an amendment, restatement and continuation of the Plan as of the date on which the Board adopts the amendment and restatement, the “Effective Date” of the Plan as set forth herein, which date is November 5, 2020.
1.2.Operation, Administration, and Definitions. The operation and administration of the Plan shall be vested in the Committee, as described in Article 7. Capitalized terms in the Plan shall be defined as set forth in the Plan (including the provisions of Article 2 hereof).
1.3.Participation. Subject to the terms and conditions of the Plan, the Committee shall determine and designate, from time to time, from among the Eligible Individuals, including without limitation transferees of Eligible Individuals to the extent the transfer is permitted by the Plan and the applicable Award Agreement, those persons who will be granted one or more Awards under the Plan, and thereby become “Participants” in the Plan.
ARTICLE 2
DEFINED TERMS
As used in this Plan, the following capitalized terms shall have the meanings set forth or referenced below.
(a)Approval Date. The term “Approval Date” means May 12, 2020.
(b)Award. The term “Award” means any award or benefit granted under the Plan.
(c)Award Agreement. The term “Award Agreement” shall have the meaning set forth in Section 8.9.

(d)Board. The term “Board” means the Board of Directors of the Company.
(e)Cash Incentive Award. The term “Cash Incentive Award” shall have the meaning set forth in Section 4.2.
(f)Cause. The term “Cause” means, with respect to the Participant, (i) fraud, embezzlement, or theft in connection with his or her employment, (ii) gross negligence in the performance of his or her duties, (iii) his or her conviction, guilty plea, or plea of nolo contendere with respect to a felony, (iv) the willful and continued failure to substantially perform his or her duties for the Company or any of its Subsidiaries (except where the failure results from incapacity due to disability), (v) the failure to meet the obligations required by his or her position, as determined in the reasonable discretion of the Committee, or (vi) the willful or negligent engagement in conduct which is, or could reasonably be expected to be, materially injurious to any of the Company or any of its Subsidiaries, monetarily or otherwise. For purposes of the foregoing, no act, or failure to act, on the part of the Participant shall be deemed “willful” unless done, or omitted to be done, by the Participant not in good faith and without reasonable belief that his or her act, or failure to act, was in the best interest of the Company and its Subsidiaries. Notwithstanding the foregoing, in the case of a Participant who is a Key Executive under, and as defined in, the Change in Control Severance Plan, the Participant’s Termination Date shall not be deemed to have been terminated for Cause unless a written notice has been delivered to the Participant stating that the Company has terminated the Participant’s employment, which notice shall include a resolution, adopted by at least a three-quarter’s vote of the Incumbent Board (after the Participant has been provided with reasonable notice and an opportunity, together with counsel, for a hearing before the entire Incumbent Board), finding that the Participant has engaged in the conduct that would otherwise constitute Cause.
(g)Change in Control. The term “Change in Control” means any of the following events (but no event other than one of the following events):
(i)any person, alone or together with any of its affiliates or associates, becomes the beneficial owner, directly or indirectly, of securities of the Company representing (A) thirty percent (30%) or more of the combined voting power of the Company’s then outstanding securities having general voting rights, or (B) forty percent (40%) or more of the Company’s then outstanding shares of Class A Common Stock and Class B Common Stock in the aggregate; provided, however, that, notwithstanding the foregoing, a Change in Control shall not be deemed to occur pursuant to this paragraph (i) solely because the requisite percentage of either the Company’s then outstanding shares of Common Stock or the combined voting power of the Company’s then outstanding securities having general voting rights is acquired by one or more employee benefit plans maintained by the Company or any of its subsidiaries; or
(ii)members of the Incumbent Board cease to constitute a majority of the Board; or

(iii)the consummation of any plan of merger, consolidation, share exchange or combination between the Company and any person, including without limitation becoming a subsidiary of any other person, or the consummation of any sale, exchange or other disposition of all or substantially all of the Company’s assets (any such transaction, a “Business Combination”) without all or substantially all of the persons who are the beneficial owners of the then outstanding shares of the Common Stock (“Outstanding Common Stock”) or of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Voting Securities”) immediately prior to such Business Combination constituting the beneficial owners, directly or indirectly, of fifty percent (50%) or more of, respectively, the outstanding shares of Common Stock and the combined voting power of the outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Common Stock and the Outstanding Voting Securities, as the case may be; or
(iv)the Company’s stockholders approve a plan of complete liquidation or dissolution of the Company.
(h)Change in Control Severance Plan. The term “Change in Control Severance Plan means the Tenneco Inc. Change in Control Severance Benefit Plan for Key Executives, as in effect from time to time.
(i)Code. The term “Code” means the Internal Revenue Code of 1986, as amended. A reference to any provision shall include reference to any successor provision.
(j)Committee. The term “Committee” has the meaning set forth in Section 7.1.
(k)Common Stock. The term “Common Stock” means the Company’s class A voting common stock, par value $0.01 per share.
(l)Company. The term “Company” has the meaning set forth in Section 1.1.
(m)Continuing Award. The term “Continuing Award” has the meaning set forth in Section 6.2.
(n)Director. The term “Director” means a member of the Board who is not an employee of the Company or any Subsidiary.

(o)Effective Date. The term “Effective Date” has the meaning set forth in Section 1.1.
(p)Eligible Individual. For purposes of the Plan, the term “Eligible Individual” means any employee of the Company or a Subsidiary, any consultant or other person providing services to the Company or a Subsidiary and any member of the Board; provided, however, that an ISO may only be granted to an employee of the Company or a Subsidiary.
(q)Exchange Act. The term “Exchange Act” means the Securities Exchange Act of 1934, as amended.
(r)Exercise Price. The term “Exercise Price” has the meaning set forth in Section 3.3.
(s)Expiration Date. The term “Expiration Date” has the meaning set forth in Section 3.8.
(t)Fair Market Value. For purposes of determining the “Fair Market Value” of a share of Common Stock as of any date, the following rules shall apply:
(i)If the Common Stock is at the time listed or admitted to trading on any securities exchange, then the Fair Market Value shall be the average of the highest and lowest sales prices of a share of Common Stock on that date (or, if such day is not a business day, the immediately preceding business day) on the principal exchange or market on which the shares of Common Stock are then listed or admitted to trading.
(ii)If the Common Stock is not at the time listed or admitted to trading on a securities exchange, the Fair Market Value as of that date shall be the average of the highest and lowest prices of a share of Common Stock on that date (or, if such day is not a business day, the immediately preceding business day) as reported in the over-the-counter market or as such price is reported in a publication of general circulation selected by the Committee and regularly reporting the market price of Common Stock in such market.
(iii)If paragraphs (i) and (ii) next above are otherwise inapplicable, then the Fair Market Value of the shares of Common Stock shall be determined in good faith by the Committee.
(u)Full Value Award. The term “Full Value Award” has the meaning set forth in Section 4.1.
(v)Good Reason. The term “Good Reason” means, with respect to a Participant, any of the following events that occur on or after a Change in Control without the written consent of the Participant:

(i)a material diminution of the Participant’s status, position, duties or responsibilities with the Company and its Subsidiaries from those in effect immediately prior to the Change in Control (without limiting the generality of the foregoing, for purposes of this paragraph (i) a material diminution will be deemed to have occurred if the Participant does not maintain the same or greater status, position, duties and responsibilities with the ultimate parent corporation of a controlled group of corporations of which the Company is a member upon consummation of the transaction or transactions constituting the Change in Control);
(ii)a material reduction in (A) the Participant’s annual rate of salary or wages as in effect immediately prior to the Change in Control, (B) the Participant’s targeted annual cash incentive compensation under the Company’s annual incentive bonus plan for the calendar year completed immediately prior to the Change in Control, and/or (C) the value of the Participant’s targeted annual long-term incentive award (including the material terms thereof, including vesting) for the calendar year completed immediately prior to the Change in Control (the components of compensation described in subparagraphs (A), (B) and (C) together “Total Compensation”); provided, however, that a material reduction for purposes of this paragraph (ii) shall not be deemed to have occurred if (1) there is a material reduction in the components of compensation described in subparagraph (B) and/or (C) as applied to the Participant but the Participant’s annual rate of salary or wages is not reduced and the Participant’s Total Compensation is not materially reduced, or (2) the Participant’s Total Compensation (or any component thereof) is reduced as part of an overall cost reduction program that affects all similarly-situated employees of the Company and its Subsidiaries and does not disproportionately affect the Participant (either as to amount or the components of Total Compensation that are reduced);
(iii)a material reduction in (A) the level of aggregate employer-paid medical benefit, life insurance and disability plan coverages; or (B) the aggregate rate of employer-paid thrift/savings plan contributions and of defined benefit retirement plan benefit accruals, from those coverages and rates in effect immediately prior to the Change in Control; provided, however, a material reduction for purposes of this paragraph (iii) shall not be deemed to have occurred if a reduction as described in subparagraph (A) or (B) occurs as part of an overall cost reduction program that affects all similarly-situated employees of the Company and its Subsidiaries and does not disproportionately affect the Participant;
(iv)relocation of the Participant’s primary work location to a location that is more than fifty (50) miles from his or her work location as in effect immediately prior to the Change in Control (except for required travel on the Company’s business to an extent substantially consistent with the Participant’s business travel obligations immediately prior to the Change in Control); or

(v)a material breach of any provision of the Plan with respect to the Participant or an applicable Award Agreement.
Notwithstanding anything herein to the contrary, a Participant’s Termination Date shall not be considered to have occurred on account of Good Reason unless the Participant delivers to the Company a written notice of the existence of one of the foregoing events or conditions, within ninety (90) days after the Participant has actual knowledge of the existence of such condition, the Participant does not terminate his or her employment until the Participant has given the Company at least thirty (30) days in which to cure the condition set forth in the written notice, and if such condition is not cured by the thirtieth (30th) day, the Participant’s terminates his or her employment for Good Reason as of the expiration of the thirty (30) day cure period.
(w)Incumbent Board. The “Incumbent Board” shall consist of the following persons:
(i) the members of the Board on the Effective Date, to the extent that they continue to serve as members of the Board; and
(ii)any individual who becomes a member of the Board after the Effective Date, (A) upon the death or disability or retirement of, and as the successor to or replacement for, a member of the Board or (B) if his or her election or nomination for election as a director is approved by a vote of at least a majority of the then Incumbent Board, except that a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company shall not be considered a member of the Incumbent Board for purposes of this subparagraph (B).
(x)ISO. An “ISO” is an Option that is intended to satisfy the requirements applicable to an “incentive stock option” described in Code Section 422(b).
(y)NQO. An “NQO” is an Option that is not intended to be an “incentive stock option” as that term is described in Code Section 422(b).
(z)Option. The term “Option” has the meaning set forth in subsection 3.1(a).
(aa)Outside Director. “Outside Director” means a director of the Company who is not an officer or employee of the Company or any of its Subsidiaries.
(bb)    Participant. The term “Participant” has the meaning set forth in Section 1.3.
(cc)    Plan. The term “Plan” has the meaning set forth in Section 1.1.
(dd) Prior Approval Date. The term “Prior Approval Date” means May 15, 2013.

(ee)    Prior Plan. The term “Prior Plan” means the Tenneco 2006 Long-Term Incentive Plan as in effect at the relevant time prior to the Effective Date.
(ff)    Qualifying Termination. The term “Qualifying Termination” means a Participant’s Termination Date that occurs by reason of (i) termination by the Company without Cause or (ii) termination by the Participant for Good Reason.
(gg)    “Replacement Awards”. The term “Replacement Awards” has the meaning set forth in Section 6.3.
(hh)    Recycled Shares. The term “Recycled Shares” has the meaning set forth in subsection 5.1(b)(ii).
(ii)    SAR. The term “SAR” has the meaning set forth in subsection 3.1(b).
(jj)    Subsidiary. The term “Subsidiary” means any corporation, partnership, joint venture or other entity during any period in which at least a fifty percent voting or profits interest is owned, directly or indirectly, by the Company (or by any entity that is a successor to the Company), and any other business venture designated by the Committee in which the Company (or any entity that is a successor to the Company) has a significant interest, as determined in the discretion of the Committee. For purposes of the grant of ISOs, the term “Subsidiary” means a subsidiary corporation within the meaning of Code Section 424(f).
(kk)    Substitute Award. The term “Substitute Award” means an Award granted or shares of Common Stock issued by the Company in assumption of, or in substitution or exchange for, an award previously granted, or the right or obligation to make a future award, in all cases by a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines. In no event shall the issuance of Substitute Awards change the terms of such previously granted awards such that the change, if applied to a current Award, would be prohibited under the provisions of Section 3.6.
(ll)    Termination Date. The term “Termination Date” means the date on which a Participant both ceases to be an employee of the Company and its Subsidiaries and ceases to perform material services for the Company and its Subsidiaries (whether as a director or otherwise), regardless of the reason for the cessation; provided, however, that a Participant’s “Termination Date” shall not be considered to have occurred during the period in which the reason for the cessation of services is a leave of absence approved by the Company or a Subsidiary which was the recipient of the Participant’s services; and provided, further that, with respect to a Director, “Termination Date” means date on which the Director’s service as an Director terminates for any reason. Notwithstanding the foregoing and for the avoidance of doubt, in the event of a Change in Control, the “Termination Date” of any Participant who becomes employed by (if the

Participant was an employee immediately prior to the Change in Control) the successor to the Company or an affiliate of such successor or a board member of (if the Participant was an Outside Director immediately prior to the Change in Control) the successor to the Company or an affiliate of such successor shall not occur until the Participant both ceases to be an employee and ceases to perform material services for the successor and its affiliates on or after the Change in Control.
(mm)    2006 Plan. The term “2006 Plan” means the Tenneco Inc. 2006 Long-Term Incentive Plan as in effect immediately prior to the Effective Date.
ARTICLE 3
OPTIONS AND SARS
3.1.Certain Definitions.
(a)The grant of an “Option” under the Plan entitles the Participant to purchase shares of Common Stock at an Exercise Price established by the Committee. Any Option granted under this Article 3 may be either an ISO or an NQO, as determined in the discretion of the Committee. Notwithstanding the foregoing, an Option will be deemed to be an NQO unless it is specifically designated by the Committee as an ISO and/or to the extent that it does not otherwise satisfy the requirements for an ISO.
(b)A stock appreciation right (an “SAR”) entitles the Participant to receive, in cash or shares of Common Stock, value equal to the excess of: (i) the Fair Market Value of a specified number of shares of Common Stock at the time of exercise; over (ii) an Exercise Price established by the Committee.
3.2.Eligibility. The Committee shall designate the Participants to whom Options or SARs are to be granted under this Article 3 and shall determine the number of shares of Common Stock subject to each such Option or SAR and the other terms and conditions thereof, not inconsistent with the Plan.
3.3.Exercise Price. The “Exercise Price” of each Option and SAR granted under this Article 3 shall be established by the Committee or shall be determined by a method established by the Committee at the time the Option or SAR is granted; provided, however, that the Exercise Price shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant (or, if greater, the par value of a share of Common Stock).
3.4.Exercise. An Option and an SAR granted under this Article 3 shall be exercisable in accordance with such terms and conditions and during such periods as may be established by the Committee not inconsistent with the Plan; provided, however, that no Option or SAR shall be exercisable after the Expiration Date with respect thereto.

3.5.Payment of Option Exercise Price. The payment of the Exercise Price of an Option granted under this Article 3 shall be subject to the following:
(a)Subject to the following provisions of this Section 3.5, the full Exercise Price for shares of Common Stock purchased upon the exercise of any Option shall be paid at the time of such exercise (except that, in the case of an exercise arrangement not disapproved by the Committee and described in subsection 3.5(c), payment may be made as soon as practicable after the exercise).
(b)Subject to applicable law, the Exercise Price shall be payable to the Company in full either: (i) in cash or its equivalent; (ii) by tendering (either by actual delivery or attestation) previously acquired shares of Common Stock having an aggregate Fair Market Value at the time of exercise equal to the total Exercise Price; (iii) by a combination of (i) and (ii); or (iv) by any other method approved by the Committee in its sole discretion at the time of grant and as set forth in the Award Agreement; provided, however, that shares of Common Stock may not be used to pay any portion of the Exercise Price unless the holder thereof has good title, free and clear of all liens and encumbrances.
(c)Except as otherwise provided by the Committee, a Participant may elect to pay the Exercise Price upon the exercise of an Option by irrevocably authorizing a third party to sell shares of Common Stock (or a sufficient portion of the shares of Common Stock) acquired upon exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price and any tax withholding resulting from such exercise.
As soon as practicable following exercise, including payment of the Exercise Price, certificates representing the shares of Common Stock so purchased shall be delivered to the person entitled thereto or shares of Common Stock so purchased shall otherwise be registered in the name of the Participant on the records of the Company’s transfer agent and credited to the Participant’s account.
3.6.No Repricing. Except for either adjustments pursuant to Section 5.2 (relating to the adjustment of shares), or reductions of the Exercise Price approved by the Company’s stockholders, the Exercise Price for any outstanding Option or SAR may not be decreased after the date of grant nor may an outstanding Option or SAR granted under the Plan be surrendered to the Company as consideration for the grant of a replacement Option or SAR with a lower exercise price or a Full Value Award. Except as approved by the Company’s stockholders, in no event shall any Option or SAR granted under the Plan be surrendered to the Company in consideration for a cash payment if, at the time of such surrender, the Exercise Price of the Option or SAR is greater than the then current Fair Market Value of a share of Common Stock.
3.7.Tandem Grants of Options and SARs. An Option may but need not be in tandem with an SAR, and an SAR may but need not be in tandem with an Option (in either case, regardless of whether the original award was granted under this Plan or another plan or arrangement). If an Option is in tandem with an SAR, the exercise price of both the Option and

SAR shall be the same, and the exercise of the corresponding tandem SAR or Option shall cancel the corresponding tandem SAR or Option with respect to such share. If an SAR is in tandem with an Option but is granted after the grant of the Option, or if an Option is in tandem with an SAR but is granted after the grant of the SAR, the later granted tandem Award shall have the same exercise price as the earlier granted Award, but in no event less than the Fair Market Value of a share of Common Stock at the time of such grant.
3.8.Expiration Date. The “Expiration Date” with respect to an Option or SAR means the date established as the Expiration Date by the Committee at the time of the grant (as the same may be modified in accordance with the terms of the Plan); provided, however, that the Expiration Date with respect to any Option or SAR shall not be later than the earliest to occur of the ten-year anniversary of the date on which the Option or SAR is granted or the following dates, unless the following dates are determined otherwise by the Committee:
(a)if the Participant’s Termination Date occurs by reason of death, disability or retirement, the three-year anniversary of such Termination Date;
(b)if the Participant’s Termination Date occurs for reasons other than retirement, death, disability or cause, the Termination Date; or
(c)if the Participant’s Termination Date occurs for reasons of cause, the day preceding the Participant’s Termination Date.
In no event shall the Expiration Date of an Option or SAR be later than the ten-year anniversary of the date on which the Option or SAR is granted (or such shorter period required by law or the rules of any securities exchange on which the Common Stock is listed).
ARTICLE 4
FULL VALUE AWARDS AND CASH INCENTIVE AWARDS

4.1.Full Value Awards. A “Full Value Award” is a grant of one or more shares of Common Stock or a right to receive one or more shares of Common Stock in the future (including restricted stock, restricted stock units, performance shares, and performance units) which is contingent on continuing service, the achievement of performance objectives during a specified period performance, or other restrictions as determined by the Committee or in consideration of a Participant’s previously performed services or surrender or other compensation that may be due. The grant of Full Value Awards may also be subject to such other conditions, restrictions and contingencies, as determined by the Committee, including provisions relating to dividend or dividend equivalent rights and deferred payment or settlement. Notwithstanding the foregoing, no dividends or dividend equivalent rights will be paid or settled on Full Value Awards that have not been earned or vested.
4.2.A “Cash Incentive Award” is the grant of a right to receive a payment of cash (or in the discretion of the Committee, shares of Common Stock having value equivalent to the cash otherwise payable) that is contingent on continuing service, the achievement of performance objectives during a specified period performance, or other restrictions as determined by the Committee or in consideration of a Participant’s previously performed services or surrender or other compensation that may be due. The grant of Cash Incentive Awards may also be subject to such other conditions, restrictions and contingencies, as determined by the Committee, including provisions relating to deferred payment.
ARTICLE 5
SHARES RESERVED AND LIMITATIONS
5.1.Plan and Other Limitations. The Awards that may be granted under the Plan shall be subject to the following:
(a)The shares of Common Stock with respect to which Awards may be made under the Plan shall be shares of Common Stock currently authorized but unissued or currently held or, to the extent permitted by applicable law, subsequently acquired by the Company as treasury shares, including shares of Common Stock purchased in the open market or in private transactions.
(b)Subject to the provisions of Section 5.2, the maximum number of shares of Common Stock that may be issued with respect to Awards under the Plan from and after the Approval Date shall be equal to 7,150,000. Notwithstanding the foregoing:
(i)Shares of Common Stock covered by an Award shall only be counted as used to the extent that they are actually used. A share of Common Stock issued in connection with any Award under the Plan shall reduce the total number of shares of Common Stock available for issuance under the Plan by one; provided, however, that Full Value Awards granted under the Plan on and after the Prior Approval Date shall reduce the total number of shares of Common Stock available for issuance under the Plan by 1.49.
(ii)Any shares of Common Stock (A) that are subject to Awards granted under the Plan or (B) that are subject to awards granted under the Prior Plan that are outstanding on the Approval Date, in any case that terminate by reason of expiration, forfeiture, cancellation, or otherwise, without the issuance of such shares, or that are settled in cash, shall be again available for grant under the Plan (the shares described in subparagraphs (A) and (B), collectively, “Recycled Shares”).
(iii)The following shares of Common Stock may not be treated as Recycled Shares and may not again be made available for issuance as Awards under the Plan pursuant to this subsection 5.2(b): (A) shares of Common Stock not issued or delivered as a result of the net settlement of an outstanding Option or SAR; (B) shares of Common Stock used to pay the Exercise Price or withholding taxes relating to an outstanding Award; (C) shares of Common Stock repurchased on the open market with the proceeds of the Exercise Price, and (D) shares subject to Substitute Awards.
(iv)Recycled Shares shall be added to the number of shares reserved on a one for one basis; provided, however, that (A) Recycled Shares attributable to any Full Value Award granted under the Prior Plan after May 13, 2009 and prior to the Prior Approval Date shall be added back on a 1.25 for one basis and (B) Recycled Shares attributable to any Full Value Award granted under the Prior Plan on and after the Prior Approval Date and any Full Value Award granted under the Plan on and after the Prior Approval Date shall be added back on a 1.49 for one basis.
(c)Except as expressly provided by the terms of this Plan, the issuance by the Company of stock of any class, or securities convertible into shares of stock of any class, for cash or property or for labor or services, either upon direct sale, upon the exercise of rights or warrants to subscribe therefor or upon conversion of stock or obligations of the Company convertible into such stock or other securities, shall not affect, and no adjustment by reason thereof, shall be made with respect to Awards then outstanding hereunder.
(d)Substitute awards shall not reduce the number of share of Common Stock that may be issued under the Plan or that may be covered by Awards granted to any one Participant during any period pursuant to subsection 5.1(g).
(e)To the extent provided by the Committee, any Award may be settled in cash rather than shares of Common Stock.
(f)The maximum number of shares of Common Stock that may be delivered to Participants pursuant to ISOs is 7,150,000; provided, however, that to the extent that shares not delivered must be counted against this limit as a condition of satisfying the rules applicable to ISOs, such rules shall apply to the limit on ISOs granted under the Plan.
(g)Subject to Section 5.2, the following additional maximums are imposed under the Plan:
(i)No more than 350,000 shares of Common Stock may be subject to Options and SARs granted to any one individual during any one calendar year. For purposes of this subsection 5.1(g), if an Option is in tandem with an SAR, such that the exercise of the Option or SAR with respect to a share of Common Stock cancels the tandem SAR or Option right, respectively, with respect to such share, the tandem Option and SAR rights with respect to each share of Common Stock shall be counted as covering only one share of Common Stock for purposes of applying the limitations of this subsection 5.1(g).

(ii)No more than 200,000 shares of Common Stock may be subject to Full Value Awards granted to any one individual during any one calendar year (regardless of whether settlement of the Award is to occur prior to, at the time of or after the time of vesting).
(iii)The maximum amount payable to any Participant with respect to any twelve month performance period under a Cash Incentive Award shall equal $8,000,000 (prorated for performance periods that are greater or lesser than twelve months).
(iv)The sum of any cash compensation or other compensation and the value of any Awards granted to an Outside Director as compensation for services as an Outside Director during the period beginning on the date of one regular annual meeting of our stockholders until the date of the next regular annual meeting of our stockholders may not exceed $700,000. The Committee may make exceptions to this limit for individual Outside Directors in exceptional circumstances, as the Committee may determine in its sole discretion, provided that the Outside Director receiving such additional compensation may not participate in the decision to award such compensation.
If the Awards are denominated in Common Stock but an equivalent amount of cash is delivered in lieu of delivery of shares of Common Stock, the limits of this subsection 5.1(g) shall be applied based on the methodology used by the Committee to convert the number of shares of Common Stock into cash. If the Awards are denominated in cash but an equivalent amount of stock is delivered in lieu of delivery of cash, the limits of this subsection 5.1(g) shall be applied based on the methodology used by the Committee to convert the amount of cash into shares of shares of Common Stock If the delivery of Common Stock or cash is deferred until after the Common Stock has been earned, any adjustment in the amount delivered to reflect actual or deemed earnings or other investment experience during the deferral period shall be disregarded.
5.2.Adjustments. In the event of a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the Committee shall adjust the terms of the Plan and Awards to preserve the benefits or potential benefits of the Plan or the Awards as determined in the sole discretion of the Committee. Action by the Committee with respect to the Plan or Awards under this Section 5.2 may include, in its sole discretion: (a) adjustment of the number and kind of shares which may be delivered under the Plan (including adjustments to the number and kind of shares that may be granted to an individual during any specified time as described above); (b) adjustment of the number and kind of shares subject to outstanding Awards; (c) adjustment of the Exercise Price of outstanding Options and SARs; and (d) any other adjustments that the Committee determines to be equitable (which may include, without limitation, (I) replacement of Awards with other Awards which the Committee determines have comparable value and which are based on stock of a company resulting from the transaction, and (II) cancellation of the Award in return for a cash payment of the current value of the Award, determined as though the Award is fully vested at the time of payment, provided that in the case of an Option or SAR, the amount of such payment may be the excess of the value of the Common Stock subject to the Option or SAR at the time of the transaction over the Exercise Price).
5.3.Special Vesting Rules. Except for (a) Awards granted under the Plan with respect to shares of Common Stock which do not exceed, in the aggregate, five percent of the total number of shares of Common Stock reserved for issuance pursuant to Section 3.1, (b) Awards granted in lieu of other compensation, (c) Awards that are a form of payment of earned performance awards or other incentive compensation provided that the performance period relating to such performance or incentive awards was at least one year, and (d) new hire awards, if a Participant’s right to become vested in an Award is conditioned on the completion of a specified period of service with the Company or any Subsidiaries being required, then the required period of service shall be at least one year, except if accelerated in the event of the participant’s death or disability, retirement, involuntary termination, or change in control.
ARTICLE 6
CHANGE IN CONTROL
6.1.Generally. Subject to the provisions of Section 5.2 and unless otherwise specifically prohibited under applicable laws or by the rules and regulations of any applicable governmental agencies or national securities exchange, or unless otherwise provided by the Committee in the Award Agreement or in an individual severance, employment or other agreement between the Company (or Subsidiary) and a Participant, the provisions of this Article 6 shall apply in the event of a Change in Control.
6.2.Performance Awards. Upon a Change in Control, (a) any performance conditions applicable to Full Value Awards or Cash Incentive Awards outstanding under the Plan as of the date of the Change in Control shall be deemed to have been achieved at the target level of performance for the performance period in effect on the date of the Change in Control and such Awards shall thereafter not be subject to any performance conditions, and (b) subject to the terms and conditions of this Article 6, any service-based conditions applicable to such Awards shall continue to apply as if the Change in Control had not occurred. Notwithstanding the foregoing, the foregoing provisions shall not apply with respect to any Award (a “Continuing Award”) if the Committee reasonably determines that, from and after the Change in Control, performance applicable to Full Value Awards and Cash Incentive Awards can be determined with respect to the performance period in effect on the date of the Change in Control on substantially the same basis as applied immediately prior to the Change in Control. The provisions of this Section 6.2 shall apply prior to the application of Section 6.3 or 6.4, as applicable.
6.3.Continuation, Assumption, and/or Replacement of Awards. If, upon a Change in Control, then outstanding Awards under the Plan are continued under the Plan or are assumed by a successor to the Company and/or awards in other shares or securities are substituted for then outstanding Awards under the Plan pursuant to Section 5.2 or otherwise (which continued, assumed, and/or substituted awards are referred to collectively herein as “Replacement Awards”) then:
(a)each Participant’s Replacement Awards will continue in accordance with their terms; and
(b)with respect to any Participant whose Termination Date has not occurred as of the Change in Control, if the Participant’s Termination Date occurs by reason of a Qualifying Termination on or within twenty four (24) months following the Change in Control, then (i) all of the Participant’s outstanding Replacement Awards that are Full Value Awards or Cash Incentive Awards will be fully vested upon his or her Termination Date and will be settled or paid within thirty (30) days after the Termination Date or, if required by Code Section 409A, on the date that settlement or payment would have otherwise occurred under the terms of the Award and (ii) in the case of any Replacement Awards that are Options or SARs, the Replacement Award will be fully vested and exercisable as of the Termination Date and the exercise period will extend for twenty four (24) months following the Termination Date or, if earlier, the expiration date of the Option or SAR.
Any Replacement Award that is substituted for an Award under the Plan shall be an award of the same type and of substantially equivalent value as the Award for which the Replacement Award is substituted. If the provisions of Section 6.3(b) apply with respect to any Continuing Award, any Replacement Award applicable to such Continuing Award shall be deemed to have been achieved at the target level of performance for the performance period in effect on the Termination Date.
6.4.Termination/Acceleration. If, upon a Change in Control, the provisions of Section 6.3 do not apply, all then outstanding Awards will become fully vested and will be cancelled in exchange for a cash payment or other consideration generally provided to stockholders in the Change in Control equal to the then current value of the Award, determined as though the Award was fully vested and exercisable (as applicable) and any restrictions applicable to such Award had lapsed immediately prior to the Change in Control; provided, however, that in the case of an Option or SAR, the amount of such payment may be equal to the excess of the aggregate per share consideration to be paid with respect to the cancellation of the Option or SAR over the aggregate Exercise Price of the Option or SAR (but not less than zero). For the avoidance of doubt, in the case of any Option or SAR with an Exercise Price that is greater than the per share consideration to be paid with respect to the cancellation of the Option or SAR pursuant to this Section 6.4, the consideration to be paid with respect to cancellation of the Option or SAR may be zero. Any payment or settlement pursuant to this Section 6.4 will be made within thirty (30) days after the Change in Control or, if required by Code Section 409A, on the date that payment or settlement would have otherwise occurred under the terms of the Award.
ARTICLE 7

COMMITTEE
7.1.Administration. The authority to control and manage the operation and administration of the Plan shall be vested in a committee (the “Committee”) in accordance with this Article 7. So long as the Company is subject to Section 16 of the Exchange Act, the Committee shall be selected by the Board and shall consist of not fewer than two members of the Board or such greater number as may be required for compliance with Rule 16b-3 issued under the Exchange Act and shall be comprised of persons who are independent for purposes of applicable securities exchange listing requirements. Unless removed by the Board or unless said committee no longer exists or does not satisfy the foregoing requirements or for other reasons determined by the Board, the Company’s Compensation Committee shall be the Committee for purposes of this Plan. If the Committee does not exist, or for any other reason determined by the Board, the Board may take any action under the Plan that would otherwise be the responsibility of the Committee; provided, however, that in the event that there is no Committee, only members of the Board who are independent directors shall take action pursuant to this sentence with respect to grants to employees.
7.2.Powers of Committee. The Committee’s administration of the Plan shall be subject to the following:
(a)Subject to the terms and conditions of the Plan, the Committee will have the authority and discretion to select from among the Eligible Individuals those persons who shall receive Awards, to determine the time or times of receipt of Awards, to determine the types of Awards and the number of shares of Common Stock or other amounts covered by the Awards, to establish the terms, conditions, performance measures and targets, restrictions and other provisions of such Awards, to cancel or suspend Awards modify the terms of, reissue or repurchase Awards, and accelerate the exercisability or vesting of any Award.
(b)Subject to the terms and conditions of the Plan, the Committee will have the authority and discretion to conclusively interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, to determine the terms and provisions of any Award made pursuant to the Plan and to make all other determinations that may be necessary or advisable for the administration of the Plan.
(c)Any interpretation of the Plan by the Committee and any decision made by it under the Plan is final and binding on all persons.
(d)In controlling and managing the operation and administration of the Plan, the Committee shall take action in a manner that conforms to the certificate of incorporation and by-laws of the Company, and applicable state corporate law.
Without limiting the generality of the foregoing, it is the intention of the Company that, to the extent that any provisions of this Plan or any Awards granted hereunder are subject to Code Section 409A, the Plan and the Awards comply with the requirements of Code Section 409A and that the Plan and Awards be administered in accordance with such requirements and the

Committee shall have the authority to amend any outstanding Awards to conform to the requirements of Code Section 409A.
7.3.Delegation by Committee. Except to the extent prohibited by applicable law or the applicable rules of a securities exchange, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked by the Committee at any time.
7.4.Information to be Furnished to Committee. The Company and Subsidiaries shall furnish the Committee with such data and information as it determines may be required for it to discharge its duties. The records of the Company and Subsidiaries as to an individual’s employment or service, termination of employment or service, leave of absence, reemployment or recommencement of service and compensation shall be conclusive on all persons unless determined to be incorrect. Participants and other persons entitled to benefits under the Plan must furnish the Committee such evidence, data or information as the Committee considers desirable to carry out the terms of the Plan.
7.5.Limitation on Liability and Indemnification of Committee. No member or authorized delegate of the Committee shall be liable to any person for any action taken or omitted in connection with the administration of the Plan unless attributable to his own fraud or willful misconduct; nor shall the Company or any Subsidiary be liable to any person for any such action unless attributable to fraud or willful misconduct on the part of a director or employee of the Company or Subsidiary. The Committee, the individual members thereof, and persons acting as the authorized delegates of the Committee under the Plan, shall be indemnified by the Company against any and all liabilities, losses, costs and expenses (including legal fees and expenses) of whatsoever kind and nature which may be imposed on, incurred by or asserted against the Committee or its members or authorized delegates by reason of the performance of a Committee function if the Committee or its members or authorized delegates did not act dishonestly or in willful violation of the law or regulation under which such liability, loss, cost or expense arises. This indemnification shall not duplicate but may supplement any coverage available under any applicable insurance.
ARTICLE 8
MISCELLANEOUS

8.1.Effective Date, Effect on Prior Plan, and Duration. The Plan, as amended and restated shall be effective as of the Effective Date. The Plan shall be unlimited in duration and, in the event of Plan termination, shall remain in effect as long as any Awards under it are outstanding; provided, however, that no Awards may be granted under the Plan after March 10, 2030. Any awards made under the Prior Plan shall continue to be subject to the terms of the Prior Plan; provided, however, that no awards may be granted under the Prior Plan after the Approval Date.

8.2.General Restrictions. Delivery of shares of Common Stock or other amounts under the Plan shall be subject to the following:
(a)Notwithstanding any other provision of the Plan, the Company shall have no liability to deliver any shares of Common Stock under the Plan or make any other distribution of benefits under the Plan unless such delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act of 1933, as amended), and the applicable requirements of any securities exchange or similar entity.
(b)In the case of a Participant who is subject to Section 16(a) and 16(b) of the Exchange Act, the Committee may, at any time, add such conditions and limitations to any Award to such Participant, or any feature of any such Award, as the Committee, in its sole discretion, deems necessary or desirable to comply with Section 16(a) or 16(b) and the rules and regulations thereunder or to obtain any exemption therefrom.
(c)To the extent that the Plan provides for issuance of certificates to reflect the issuance of shares of Common Stock, the issuance may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any securities exchange.
8.3.Tax Withholding. All distributions under the Plan shall be subject to withholding of all applicable taxes, and the Committee may condition the delivery of any shares or other benefits under the Plan on satisfaction of the applicable withholding obligations. Except as otherwise provided by the Committee, such withholding obligations may be satisfied (a) through cash payment by the Participant, (b) through the surrender of shares of Common Stock which the Participant already owns, or (c) through the surrender of shares of Common Stock to which the Participant is otherwise entitled under the Plan; provided, however, that (i) the amount withheld in the form of shares of Common Stock under this Section 8.3 may not exceed the minimum statutory withholding obligation (based on the minimum statutory withholding rates for Federal and state purposes, including, without limitation, payroll taxes) unless otherwise elected by the Participant, (ii) in no event shall the Participant be permitted to elect less than the minimum statutory withholding obligation, and (iii) in no event shall the Participant be permitted to elect to have an amount withheld in the form of shares of Common Stock pursuant to this Section 8.3 that exceeds the maximum individual tax rate for the employee in applicable jurisdictions.
8.4.Grant and Use of Awards. Subject to the terms and conditions of the Plan, in the discretion of the Committee, a Participant may be granted any Award permitted under the provisions of the Plan, and more than one Award may be granted to a Participant. Awards may be granted as alternatives to or replacement of Awards granted or outstanding under the Plan, or any other plan or arrangement of the Company or a Subsidiary (including a plan or arrangement of a business or entity, all or a portion shares of common stock of which is acquired by the Company or a Subsidiary). The Committee may use available shares of Common Stock hereunder as the form of payment for compensation, grants or rights earned or due under any other compensation plans or arrangements of the Company or a Subsidiary, including the plans and arrangements of the Company or a Subsidiary assumed in business combinations.

8.5.Dividends and Dividend Equivalents. An Award (other than an Option or a SAR Award) may provide the Participant with the right to receive dividend payments, dividend equivalent payments or dividend equivalent units with respect to shares of Common Stock subject to the Award (both before and after the shares of Common Stock subject to the Award are earned, vested, or acquired), which payments may be either made currently or credited to an account for the Participant, and may be settled in cash or shares of Common Stock as determined by the Committee. Any such settlements, and any such crediting of dividends or dividend equivalents or reinvestment in shares of Common Stock or Common Stock equivalents, may be subject to such conditions, restrictions and contingencies as the Committee shall establish, including the reinvestment of such credited amounts in Common Stock equivalents. Notwithstanding the foregoing, no dividends or dividend equivalent rights will be paid or settled on Awards that have not been earned or vested.
8.6.Settlement and Payments. Awards may be settled through cash payments, the delivery of shares of Common Stock, the granting of replacement Awards, or combination thereof as the Committee shall determine. Any Award settlement, including payment deferrals, may be subject to such conditions, restrictions and contingencies as the Committee shall determine. The Committee may permit or require the deferral of any Award payment (other than Option or SAR and to the extent permitted by Code Section 409A), subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest, or dividend equivalents, including converting such credits into deferred Common Stock equivalents. Each Subsidiary shall be liable for payment of cash due under the Plan with respect to any Participant to the extent that such benefits are attributable to the services rendered for that Subsidiary by the Participant. Any disputes relating to liability of a Subsidiary for cash payments shall be resolved by the Committee.
8.7.Transferability. Except as otherwise provided by the Committee, Awards under the Plan are not transferable except as designated by the Participant by will or by the laws of descent and distribution.
8.8.Form and Time of Elections; Notices. Unless otherwise specified herein, each election required or permitted to be made by any Participant or other person entitled to benefits under the Plan, and any permitted modification or revocation thereof, shall be in writing filed with the Committee at such times, in such form and subject to such restrictions and limitations, not inconsistent with the terms of the Plan, as the Committee shall require. Any notice or document required to be filed with the Committee under the Plan will be properly filed if delivered or mailed by registered mail, postage prepaid, to the Committee, in care of the Company at its principal executive offices. The Committee may, by advance written notice to affected persons, revise such notice procedure from time to time. Any notice required under the Plan (other than a notice of election) may be waived by the person entitled to notice.
8.9.Agreement With Company. At the time of an Award to a Participant under the Plan, the Committee may require a Participant to enter into an agreement with the Company or a Subsidiary (as applicable the “Award Agreement”), in a form specified by the Committee, agreeing to the terms and conditions of the Plan and to such additional terms and conditions, not inconsistent with the Plan, as the Committee may, in its sole discretion, prescribe. Any such document is an “Award Agreement” regardless of whether any Participant signature is required.
8.10.Action by Company or Subsidiary. Any action required or permitted to be taken by the Company or any Subsidiary shall be by resolution of its board of directors, or by action of one or more members of the board (including a committee of the board) who are duly authorized to act for the board, or (except to the extent prohibited by applicable law or applicable rules of any securities exchange) by a duly authorized officer of such company.
8.11.Gender and Number. Where the context admits, words in any gender shall include any other gender, words in the singular shall include the plural and the plural shall include the singular.
8.12.Limitation of Implied Rights.
(a)Neither a Participant nor any other person shall, by reason of participation in the Plan, acquire any right in or title to any assets, funds or property of the Company or any Subsidiary whatsoever, including, without limitation, any specific funds, assets or other property which the Company or any Subsidiary, in its sole discretion, may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right to the shares of Common Stock or amounts, if any, payable under the Plan, unsecured by any assets of the Company or any Subsidiary, and nothing contained in the Plan shall constitute a guarantee that the assets of the Company or any Subsidiary shall be sufficient to pay any benefits to any person.
(b)The Plan does not constitute a contract of employment or continued service, and selection as a Participant will not give any participating individual the right to be retained in the employ or continued service of the Company or any Subsidiary, nor any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan. Except as otherwise provided in the Plan, no Award under the Plan shall confer upon the holder thereof any rights as a stockholder of the Company prior to the date on which the individual fulfills all conditions for receipt of such rights and shares of Common Stock are registered in his name.
8.13.Evidence. Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information which the person acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties.
8.14.Governing Law. The validity, construction and effect of the Plan, and any actions taken or relating to the Plan, shall be determined in accordance with the laws of the State of Illinois and applicable federal law; provided, however, that any issues relating to the issuance of Common Stock shall be governed by the laws of the State of Delaware.

8.15. Severability. If for any reason any provision or provisions of the Plan are determined invalid or unenforceable, the validity and effect of the other provisions of the Plan shall not be affected thereby.
8.16.Foreign Individuals. Notwithstanding any other provision of the Plan to the contrary, the Committee may grant Awards to eligible persons who are foreign nationals on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to foster and promote achievement of the purposes of the Plan. In furtherance of such purposes, the Committee may make such modifications, amendments, procedures and subplans as may be necessary or advisable to comply with provisions of laws in other countries or jurisdictions in which the Company or a Subsidiary operates or has employees. The foregoing provisions of this Section 8.16 shall not be applied to increase the share limitations of Article 5 or to otherwise change any provision of the Plan that would otherwise require the approval of the Company’s stockholders.
8.17.Code Section 409A. Notwithstanding any other provision of the Plan or an Award Agreement to the contrary, to the extent that the Committee determines that any Award granted under the Plan is subject to Code Section 409A, it is the intent of the parties to the applicable Award Agreement that such Award Agreement incorporate the terms and conditions necessary to avoid the consequences specified in Code Section 409A(a)(1) and that such Award Agreement and the terms of the Plan as applicable to such Award be interpreted and construed in compliance with Code Section 409A and the Treasury regulations and other interpretive guidance issued thereunder. Notwithstanding the foregoing, the Company shall not be required to assume any increased economic burden in connection therewith. Although the Company and the Committee intend to administer the Plan so that it will comply with the requirements of Code Section 409A, neither the Company nor the Committee represents or warrants that the Plan will comply with Code Section 409A or any other provision of federal, state, local, or non-United States law. Neither the Company, its Subsidiaries, nor their respective directors, officers, employees or advisers shall be liable to any Participant (or any other individual claiming a benefit through the Participant) for any tax, interest, or penalties the Participant may owe as a result of participation in the Plan, and the Company and its Subsidiaries shall have no obligation to indemnify or otherwise protect any Participant from the obligation to pay any taxes pursuant to Code Section 409A.
8.18.Restrictions on Shares and Awards. The Committee, in its discretion, may impose such restrictions on shares of Common Stock or cash acquired pursuant to the Plan, whether pursuant to the exercise of an Option or SAR, settlement of a Full Value Award or otherwise, as it determines to be desirable, including, without limitation, restrictions relating to disposition of the shares or cash and forfeiture restrictions based on service, performance, Common Stock ownership by the Participant, conformity with the Company’s recoupment, compensation recovery, or clawback policies and such other factors as the Committee determines to be appropriate. Without limiting the generality of the foregoing, unless otherwise specified by the Committee, any awards under the Plan and any shares of Common Stock or cash issued pursuant to the Plan shall be subject to the Company’s compensation recovery, clawback, and recoupment policies as in effect from time to time.

8.19.Misconduct. If the Committee determines that a present or former employee has (a) used for profit or disclosed to unauthorized persons, confidential or trade secrets of the Company or any Subsidiary; (b) breached any contract with or violated any fiduciary obligation to the Company or any Subsidiary; or (c) engaged in any conduct which the Committee determines is injurious to the Company or its Subsidiaries, the Committee may cause that employee to forfeit his or her outstanding awards under the Plan; provided, however, that following the occurrence a Change in Control, no outstanding awards under the Plan shall be subject to forfeiture pursuant to this Section 8.19.
ARTICLE 9
AMENDMENT AND TERMINATION

The Board may, at any time, amend or terminate the Plan, and the Board or Committee may amend any Award Agreement; provided, however, that no amendment or termination of the Plan or amendment of any Award Agreement may, in the absence of written consent to the change by the affected Participant (or, if the Participant is not then living, the affected beneficiary), adversely affect the rights of any Participant or beneficiary under any Award granted under the Plan prior to the date such amendment is adopted by the Board (or Committee, as applicable). Notwithstanding the foregoing, (a) adjustments pursuant to Section 5.2 shall not be subject to the foregoing limitations of this Article 9, and (b) amendments (i) expanding the group of Eligible Individuals, (ii) to the provisions of Section 3.6 (relating to Option and SAR repricing), (iii) increasing the number of shares reserved under the Plan, (iv) increasing the number of shares reserved for the issuance of ISOs, and (iv) amendments for which approval of the Company’s stockholders is required by law or the rules of any stock exchange on which the Common Stock is listed, in any case, will not be effective unless approved by the Company’s stockholders. It is the intention of the Company that, to the extent that any provisions of this Plan or any Awards granted hereunder are subject to Code Section 409A, the Plan and the Awards comply with the requirements of Code Section 409A and that the Board shall have the authority to amend the Plan as it deems necessary or desirable to conform to Code Section 409A. Notwithstanding the foregoing, neither the Company nor the Subsidiaries guarantee that Awards under the Plan will comply with Code Section 409A and the Committee is under no obligation to make any changes to any Award to cause such compliance.

IN WITNESS WHEREOF, the Company has caused the Plan to be executed on its behalf by its respective officer thereunder duly authorized, on the day and year set forth below.

    TENNECO INC.

    By: /s/ ______________
    Its: _________________

Date: As of ___________________, 2020